UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or the “Company”.

SECTION 3 – Securities and Trading Markets

ITEM 3.02. Unregistered Sales of Equity Securities

The registrant, Life On Earth, is referred to herein as "we", "our", "us or the “Company”)

From January 14, 2019 through February 15,  2019, we issued (or are in the process of issuing) 1,828,496 Common Stock Shares (the “Shares”) pursuant to Convertible Promissory Notes (the “Notes”) issued to 9 investors to retire $403,100 of debt. The Notes were recorded as liabilities on our balance sheet and hence the conversions improved the Company’s balance sheet by such stated amount.  The shares were issued to nine accredited investors.

Of the Shares issued, 937,496 shares were converted at thirty cents; 891,000 shares were converted at fifteen cents via one note, which note was past due and settled in good faith with the Company’s largest shareholder.  Because the Holder of the fifteen cents Note is an Affiliate Investor that holds in excess of 10% of the outstanding shares, such shareholder is subject to strict sales in conjunction with volume limitations pursuant to Rule 144 of the Securities Act of 1933, as amended, and may not sell more than 1% of our outstanding shares every three months. The share issuances are exempt under Section 4(2) of the Securities Act of 1933, as amended. The issuance of the shares constitutes 5.4% of our issued and outstanding common stock shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: February 22, 2019	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer